Exhibit 99.1

Arcturus Therapeutics Announces Third Quarter Financial Results and Provides Corporate Update

San Diego, Calif, November 7, 2019 – Arcturus Therapeutics Holdings Inc. (“Arcturus Therapeutics”) (NASDAQ: ARCT), a leading messenger RNA medicines company focused on the discovery, development and commercialization of therapeutics for rare diseases, today reported its financial results for the three- and nine-month periods ended September 30, 2019 and provided a corporate update.

Highlights

•	IND application for ARCT-810, a treatment of ornithine transcarbamylase (OTC) deficiency, is on track for Q1 2020 filing

•	Expanded platform with STARR technology™ to enable LUNAR® formulated RNA-based vaccines

•	Raised $23 Million from institutional investors at $11.50 per share of Common Stock

•	Strengthened the Board of Directors with the addition of Edward W. Holmes, M.D.

“We continue to develop our LUNAR® delivery and mRNA technology platforms, strengthening our leadership position in mRNA medicines. Our flagship program, ARCT-810, remains on track – we have successfully completed a GMP-manufactured batch of drug product, initiated IND-enabling toxicology studies, and plan to file an IND application during the first quarter of 2020,” said Joseph Payne, President and Chief Executive Officer of Arcturus. “Earlier this morning, we announced the expansion of our technology platform to include self-replicating RNA (STARR technology™) for human and animal health vaccine applications. Furthermore, we have successfully raised significant capital from institutional and strategic investors to fund our operations into 2021,” concluded Payne.

Financial Results for the Third quarter Ended September 30, 2019

Revenues in conjunction with strategic alliances and collaborations: Collaboration revenue was $3.3 million during the quarter ended September 30, 2019, compared to $3.4 million in the quarter ended September 30, 2018.

Operating Expenses: Operating expenses were $10.9 million in the quarter ended September 30, 2019, compared to $7.8 million in the quarter ended September 30, 2018.

Net Loss: Net loss for the quarter ended September 30, 2019 was approximately $7.4 million, or ($0.56) per basic and diluted share, compared with a net loss of $4.3 million, or ($0.42) per basic and diluted share, in the quarter ended September 30, 2018.

Cash: At September 30, 2019, Arcturus had cash and cash equivalents totaling $74.2 million, compared to cash, cash equivalents of $36.7 million at December 31, 2018. Subsequent to the end of the fiscal quarter we received approximately $7.0 million as a result of increasing our bank facility and an insurance settlement. This provides adequate funding to support the Company’s current programs through at least the first quarter of 2021.

Financial Results for the Nine months Ended September 30, 2019

Revenues in conjunction with strategic alliances and collaborations: Collaboration revenue was $17.8 million during the nine months ended September 30, 2019, compared to $8.2 million in the nine months ended September 30, 2018.

Operating expenses: Operating expenses were $32.5 million in the nine months ended September 30, 2019, compared to $29.3 million in the nine months ended September 30, 2018.

Net Loss: Net loss for the nine-month period ended September 30, 2019 was approximately $15.0 million, or ($1.18) per basic and diluted share, compared with a net loss of $20.8 million, or ($2.07) per basic and diluted share, in the nine-month period ended September 30, 2018.

Conference Call

Thursday, November 7th @ 4:30pm Eastern Time

Domestic:	800-458-4121
International:	323-794-2597
Conference ID:	7909937
Webcast:	http://public.viavid.com/index.php?id=136708

About Arcturus Therapeutics

Founded in 2013 and based in San Diego, California, Arcturus Therapeutics Holdings Inc. (Nasdaq: ARCT) is an RNA medicines company with enabling technologies – LUNAR® lipid-mediated delivery, Unlocked Nucleomonomer Analog (UNA) chemistry, STARR technology™ – and mRNA drug substance along with drug product manufacturing. Arcturus’ diverse pipeline of RNA therapeutics includes programs to potentially treat Ornithine Transcarbamylase (OTC) Deficiency, Cystic Fibrosis, Glycogen Storage Disease Type 3, Hepatitis B, and non-alcoholic steatohepatitis (NASH). Arcturus’ versatile RNA therapeutics platforms can be applied toward multiple types of nucleic acid medicines including messenger RNA, small interfering RNA, replicon RNA, antisense RNA, microRNA, DNA, and gene editing therapeutics. Arcturus’ technologies are covered by its extensive patent portfolio (177 patents and patent applications, issued in the U.S., Europe, Japan, China and other countries). Arcturus’ commitment to the development of novel RNA therapeutics has led to collaborations with Janssen Pharmaceuticals, Inc., part of the Janssen Pharmaceutical Companies of Johnson & Johnson, Ultragenyx Pharmaceutical, Inc., Takeda Pharmaceutical Company Limited, CureVac AG, Synthetic Genomics Inc. and the Cystic Fibrosis Foundation. For more information visit www.Arcturusrx.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding strategy, future operations, collaborations, the likelihood of success of the Company’s technology or potential development of any products, the status of preclinical and clinical development programs, the planned initiation of clinical trials, the expected employment of key personnel, the adequacy of the Company’s funding relative to its capital requirements and the Company’s future cash and financial position, are forward-looking statements. Arcturus may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed under the heading “Risk Factors” in Arcturus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019 and in subsequent filings with, or submissions to, the SEC. Except as otherwise required by law, Arcturus disclaims any intention or obligation to update or revise any forward- looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Contact

Neda Safarzadeh

Arcturus Therapeutics

(858) 900-2682

IR@ArcturusRx.com

Arcturus Investor Contacts

Michael Wood

LifeSci Advisors LLC

(646) 597-6983

mwood@lifesciadvisors.com

ARCTURUS THERAPEUTICS HOLDINGS INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In U.S. dollars in thousands, except par value information)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$74,172	$36,709
Accounts receivable	2,625	4,481
Prepaid expenses and other current assets	2,611	638

Total current assets	79,408	41,828
Property and equipment, net	2,073	1,975
Operating lease right-of-use asset, net	5,324	—
Equity-method investment	303	288
Non-current restricted cash	107	107

Total assets	$87,215	$44,198

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,013	$2,398
Accrued liabilities	6,676	3,907
Deferred revenue	10,999	6,272

Total current liabilities	21,688	12,577
Deferred revenue, net of current portion	14,551	7,534
Long-term debt	10,016	9,911
Operating lease liability, net of current portion	5,065	—
Deferred rent	—	534

Total liabilities	51,320	30,556
Total stockholders’ equity	35,895	13,642

Total liabilities and stockholders’ equity	$87,215	$44,198

ARCTURUS THERAPEUTICS HOLDINGS INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

U.S. dollars in thousands (except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Collaboration revenue	$3,318	$3,423	$17,821	$8,176
Operating expenses:
Research and development, net	7,053	3,969	21,646	12,135
General and administrative	3,881	3,810	10,871	17,141

Total operating expenses	10,934	7,779	32,517	29,276

Loss from operations	(7,616)	(4,356)	(14,696)	(21,100)
Gain (loss) from equity-method investment	303	(47)	15	(47)
Finance (expense) income, net	(120)	150	(321)	373

Net loss	$(7,433)	$(4,253)	$(15,002)	$(20,774)

Net loss per share, basic and diluted	$(0.56)	$(0.42)	$(1.18)	$(2.07)
Weighted-average shares outstanding, basic and diluted	13,201	10,093	12,734	10,059
Comprehensive loss:
Net loss	$(7,433)	$(4,253)	$(15,002)	$(20,774)
Unrealized gain on short-term investments	—	2	—	7

Comprehensive loss	$(7,433)	$(4,251)	$(15,002)	$(20,767)